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                                                                    EXHIBIT 10.4


                                                                 [FINAL VERSION]


                      INSURANCE AND REIMBURSEMENT AGREEMENT

         THIS INSURANCE AND REIMBURSEMENT AGREEMENT (the "Insurance Agreement") is made as of December 14, 1999 among Asset Guaranty Insurance Company, a stock insurance company incorporated in the State of New York, as note insurer ("AGIC"), Midland Receivables 99-1 Corporation, as issuer (the "Issuer"), Midland Credit Management, Inc., individually ("Midland") and as servicer (together with its successors and assigns in such capacity, including without limitation the backup servicer and any successor servicer appointed pursuant to the Indenture (as defined below), the "Servicer"), and Norwest Bank Minnesota, National Association (individually "Norwest"), as trustee (together with its successors and assigns, in such capacity, the "Trustee") and as backup servicer (in such capacity, the "Backup Servicer").


                             PRELIMINARY STATEMENTS

         The Issuer is the issuer of the Midland Receivables-Backed Notes, Series 1999-1 (the "Notes") for which a security interest in collateral consisting of all of the Issuer's right, title and interest in, to and under a pool of receivables, including, among other types of receivables, consumer loan receivables generated on credit card accounts, and installment accounts and certain other assets and rights (the "Trust Estate") has been granted to the Trustee for the benefit of the holders of the Notes and AGIC. Such receivables and related assets were assigned to the Issuer pursuant to a Receivables Sale Agreement, dated as of December 14, 1999 between Midland Funding 98-A Corporation (the "Seller"), as seller and the Issuer, as purchaser (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Receivables Sale Agreement").

         The Issuer has granted the security interest in the Trust Estate to secure repayment of the Notes (and other related amounts) to the Trustee for the benefit of the holders of the Notes and AGIC pursuant to the Indenture and Servicing Agreement, dated as of December 14, 1999, among the Issuer, the Servicer, AGIC and Norwest, as Trustee and as Backup Servicer (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Indenture"); and

         The Notes have been sold to the "Purchasers" parties to that certain Note Purchase Agreement, dated as of December 14, 1999, among such Purchasers and the Issuer (as the same may be amended, restated, supplemented and otherwise modified from time to time, the "Purchase Agreement"); and

         AGIC is authorized to transact a financial guaranty insurance business in the State of New York and has agreed, subject to the terms and conditions of this Insurance Agreement, to issue to the Trustee, for the benefit of the holders of the Notes, a financial guaranty insurance policy substantially in the form of Exhibit A hereto (the "Policy"); and

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         The parties hereto, among other things, desire to specify (i) the conditions precedent to the issuance by AGIC of the Policy, (ii) the obligations of the Issuer, the Servicer, the Backup Servicer and Midland, as applicable, to make payments in respect of premiums, reimbursement obligations and other amounts relating to the Policy, and (iii) certain other obligations in respect of the issuance of the Policy, and to provide for certain other matters related thereto.

         NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, AGIC, the Issuer, the Servicer, Midland, the Trustee and the Backup Servicer agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 General Definitions. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

         "Affiliate" means, as to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "AGIC" has the meaning assigned to such term in the Preliminary Statements above.

         "AGIC Information" has the meaning given to such term under the Indemnification Agreement.

         "Backup Servicer" has the meaning assigned to such term in the Preliminary Statements above.

         "Closing Date" means December 14, 1999.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Indemnification Agreement" means the Indemnification Agreement, dated as of December 14, 1999, among AGIC, the Issuer, the Placement Agent and Midland.


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         "Indenture" has the meaning assigned to such term in the Preliminary
Statements above.

         "Insurance Agreement" has the meaning assigned to such term in the Preliminary Statements above.

         "Issuer" has the meaning assigned to such term in the Preliminary Statements above.

         "Midland" has the meaning assigned to such term in the Preliminary Statements above.

         "Notes" has the meaning assigned to such term in the Preliminary Statements above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or other entity of whatever nature.

         "Placement Agent" means Rothschild Inc.

         "Placement Agent Agreement" means the Placement Agent Agreement dated as of December 1, 1999, among the Issuer, Midland and the Placement Agent.

         "Placement Agent Information" means the information relating to the Placement Agent in the Private Placement Memorandum.

         "Policy" has the meaning assigned to such term in the Preliminary Statements above.

         "Premium" means the premium payable by the Issuer pursuant to the Premium Letter.

         "Premium Letter" means the letter agreement between AGIC and the Issuer, dated as of the Closing Date, setting forth the payment arrangement for the premiums in respect of the Policy, and certain other fees, related expenses and other related matters.

         "Premium Rate" has the meaning assigned to such term in the Premium Letter.

         "Prime Rate" means the fluctuating rate of interest as published from time to time in the New York, New York edition of The Wall Street Journal, under the caption "Money Rates" as the "prime rate", the "Prime Rate" to change when and as such published prime rate changes.

         "Private Placement Memorandum" means the final Private Placement Memorandum dated December 14, 1999, relating to the offering of the Notes.

         "Purchase Agreement" has the meaning assigned to such term in the Preliminary Statements above.

         "Purchaser" has the meaning assigned to such term in the Preliminary Statements above.

         "Rating Agency" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc.


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         "Receivables Sale Agreement" has the meaning assigned to such term in the Preliminary Statements above.

         "Schedule of Receivables" means the schedule of receivables delivered to the Trustee by the Issuer in connection with the Indenture.

         "Seller" has the meaning assigned to such term in the Preliminary Statements above.

         "Servicer" has the meaning assigned to such term in the Preliminary Statements above.

         "Trust Estate" has the meaning assigned to such term in the Preliminary Statements above.

         "Trustee" has the meaning assigned to such term in the Preliminary Statements above.

         Section 1.02. Generic Terms. All words used herein shall be construed to be of such gender or number as the circumstances require. The words "herein," "hereby," "hereof," "hereto," "hereinbefore" and "hereinafter," and words of similar import, refer to this Insurance Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified.


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                                   ARTICLE II


                          THE POLICY AND REIMBURSEMENT

         Section 2.01. Policy. AGIC agrees, subject to the satisfaction of the conditions hereinafter set forth on or prior to the Closing Date, to issue the Policy on the Closing Date.

         Section 2.02. Conditions Precedent. The obligation of AGIC to issue the Policy is subject to the satisfaction of the following conditions on or prior to the Closing Date:

         (a) The following documents shall have been duly authorized, executed and delivered by each of the parties thereto (other than AGIC) and shall be in full force and effect and in form and substance satisfactory to AGIC, in the exercise of AGIC's sole discretion, and an executed counterpart of each thereof shall have been delivered to AGIC:

                  (i)      this Insurance Agreement;

                  (ii)     the Indenture, including the Schedule of Receivables;

                  (iii)    the Purchase Agreement;

                  (iv) the Receivables Sale Agreement, including the Schedule of Receivables thereto;

                  (v)      the Placement Agent Agreement;

                  (vi)     the Indemnification Agreement; and

                  (vii)    the Premium Letter

(items (i) through (vii) being, collectively, the "Transaction Documents").

         (b)      AGIC shall have received:

                  (i) copies certified by the Secretary or an Assistant Secretary of each of the Issuer and Midland, dated the Closing Date, of its certificate of incorporation and by-laws and the resolutions of its Board of Directors, as the case may be, or a duly authorized committee thereof authorizing its execution and delivery of the Transaction Documents and of all documents evidencing other corporate or company action and governmental approvals, if any, that are necessary for the consummation of the transactions contemplated in such documents;

                  (ii) a certificate, dated the Closing Date, of the secretary or an assistant secretary of each of the Issuer, the Trustee, the Backup Servicer and Midland certifying the names and true signatures of its officers authorized to sign such Transaction Documents to which it is a party;


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                  (iii) a certificate, dated the Closing Date, of a Responsible
         Officer of each of the Issuer and Midland certifying to the effect of the representation and warranty set forth in Section 3.01(e) hereof;

                  (iv) each of the opinions, letters and certificates described in the closing checklist attached hereto as Exhibit B (other than any such opinion, letter or certificate required to be issued or delivered by AGIC or an agent or employee thereof), in each case (1) dated the Closing Date, (2) in full force and effect at the time of delivery thereof, (3) in form and substance satisfactory to AGIC in the exercise of its sole discretion, and (4) covering such matters as AGIC shall require in the exercise of its sole discretion;

                  (v) evidence that one or more UCC financing statements covering the security interest of the Trustee created by or pursuant to the Indenture in the Trust Estate and the other property and rights which the Trustee is granted in the Indenture and the proceeds thereof has been executed by the Issuer in favor of the Trustee, and has been duly filed in such place or places which, in the opinion of counsel for the Issuer, Midland and AGIC, are necessary or desirable to perfect such interest;

                  (vi) [Reserved];

                  (vii) evidence that one or more UCC financing statements covering the ownership interest of the Issuer in the Receivables and the other related assets assigned pursuant to the Receivables Sale Agreement has been executed by the Seller in favor of the Issuer, and assigned to the Trustee, and has been duly filed in such place or places which, in the opinion of counsel for the Issuer, the Seller and AGIC, are necessary or desirable to perfect such interest;

                  (viii) evidence that each of the Collection Account, the Reserve Account, and the Note Payment Account have been established in accordance with the terms and conditions of the Indenture;

                  (ix) certified copies of documents, certificates, instruments, approvals or executed copies thereof that relate to the transactions as contemplated by the Transaction Documents as AGIC may reasonably request; and

                  (x) a specimen Note.

         (c) (i) No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transactions contemplated by the Transaction Documents illegal or otherwise prevent the consummation thereof,
(ii) no material omission or change of fact shall have occurred or come to the attention of any of Midland, the Issuer, the Trustee, the Placement Agent or AGIC that would cause information or documents heretofore supplied to AGIC to be untrue or misleading, (iii) no other material change or omission shall have occurred or come to the attention of any of Midland, the Issuer, the Trustee, the Placement Agent or AGIC that would entitle the Placement Agent to decline to place the Notes, and (iv) no material adverse change shall have occurred in the security for the Notes since the date of the Purchase Agreement.


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         (d) No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with the consummation of the Transactions, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

         (e) AGIC shall have received an executed copy of all legal opinions, certificates, accountant's reports and other documents required to be furnished by the Issuer, the Servicer, the Backup Servicer, the Trustee and Midland pursuant to any of the Transaction Documents or pursuant to the requirements of the Rating Agency (if any). Such documents shall be in form and substance satisfactory to AGIC in the exercise of its sole discretion and each such legal opinion or certificate shall be addressed to AGIC, or accompanied by appropriate reliance letters to AGIC.

         (f) There shall be on deposit in the Reserve Account a sum of not less than $1,515,000 in immediately available funds.

         (g) Simultaneously with the issuance of the Policy, the Notes shall have been duly executed and authenticated and delivered to the relevant Purchaser pursuant to the Purchase Agreement.

         (h) All fees and expenses payable hereunder or pursuant to the Premium Letter to AGIC on or prior to the Closing Date shall have been paid in full by Midland or the Issuer.

         Section 2.03. Premium Letter. AGIC shall be entitled to receive the Premium payable under the Premium Letter on each Payment Date, and the timely payment or other performance of all other obligations set forth in the Premium Letter, in each case in accordance with the terms and conditions of the Premium Letter.

         Section 2.04. Reimbursement Obligations. (a) In consideration of the issuance of the Policy by AGIC, AGIC shall be entitled to reimbursement by the Issuer from the Trust Estate, pursuant to the terms hereof and the Indenture, for any payment made under the Policy, which reimbursement shall be due and payable to AGIC on the date that any amount is to be paid pursuant to a Notice for Payment (as defined in the Policy). Such reimbursement shall be made in accordance with the terms hereof and of the Indenture, in an amount equal to the sum of all amounts paid or previously paid that remain unpaid under the Policy, together with interest on any and all amounts remaining unpaid (to the extent permitted by law, if in respect of any unpaid amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Prime Rate from time to time in effect plus 1.0%.

         (b) Anything in Section 2.04(a) to the contrary notwithstanding, AGIC shall be entitled to reimbursement (to the extent such reimbursement and related interest has not previously been paid by payment to AGIC from the Trust Estate) from (i) the Issuer, for payments made under the Policy arising as a result of the Issuer's failure to make any payment or deposit with respect to a Receivable required to be made pursuant to either of Sections 2.05 or 7.02 of the Indenture, together with interest on any and all such amounts remaining unpaid (to


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the extent permitted by law, if in respect of any unpaid amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Prime Rate from time to time in effect plus 1.0%, and (ii) the Servicer, for payments made under the Policy arising as a result of the Servicer's failure to make any deposit, including without limitation, a deposit required to be made pursuant to Section
3.04 of the Indenture, together with interest on any and all such amounts remaining unpaid (to the extent permitted by law, if in respect of any unpaid amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Prime Rate from time to time in effect plus 1.0%.

         (c) Interest payable to AGIC under this Insurance Agreement shall be calculated on the basis of a 360-day year for the actual number of days elapsed and with respect to amounts payable pursuant to Sections 2.03 or 2.04(a) or (b) shall be payable in accordance with the Indenture, or to the extent payable pursuant to any other section herein, on demand.

         Section 2.05. Assignment and Other Rights upon Payments under the Policy. (a) In consideration of the issuance of the Policy by AGIC, in the case of any payment made by or on behalf of AGIC under the Policy, in addition to and not by way of limitation of, any of the rights and remedies of AGIC hereunder or under the Indenture with respect to such payment, each of the Issuer and the Servicer hereby acknowledges and consents to the assignment by the Trustee, on behalf of the Noteholders, to AGIC in accordance with the terms of the relevant Notice for Payment (as such term is defined in the Policy):

                  (i) the rights of the Noteholders with respect to the Notes and the Trust Estate, to the extent of any such payment under the Policy; and

                  (ii) the rights of the Trustee and each Noteholder in the conduct of any Insolvency Proceeding relating to any Preference Event, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

                  (b) The rights and remedies of AGIC described in clause (a) above are in addition to, and not in limitation of, rights of subrogation and other rights and remedies otherwise available to AGIC in respect of payments under the Policy. The Trustee shall take such action and deliver such instruments as may be reasonably requested or required by AGIC to effectuate the purpose or provisions of this Section 2.05.

         Section 2.06. Subrogation; Further Assurances. (a) The interests, rights and remedies of AGIC described in Article II above are in addition to, and not in lieu of, AGIC's equitable rights of subrogation, and AGIC reserves all of such rights. Each of the Issuer and the Servicer agrees to take, or cause to be taken, all actions deemed desirable by AGIC to preserve, enforce, perfect or maintain the perfection in AGIC's favor of such interests, rights and remedies and such equitable rights of subrogation.

                  (b) For the avoidance of doubt, the parties hereto acknowledge and agree that the receipt of any payment under the Policy shall not constitute
(x) a reduction of any unpaid


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amounts of principal or interest of Notes outstanding under the Indenture or (y)
otherwise discharge any other obligations whatsoever of the Issuer or the Servicer under the Indenture.

                  (c) Each of the Issuer and the Servicer agrees to promptly and duly take, execute, acknowledge and deliver such further acts, documents, instruments and assurances as AGIC may from time to time reasonably request to more effectively evidence any rights to assignment or subrogation under this
Article II, and to protect and perfect all of AGIC's other rights as against the Issuer and the Servicer, as the case may be.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01. Representations and Warranties of the Issuer, the Servicer and Midland. Each of the Issuer and Midland both in its individual capacity and as Servicer, represents and warrants to AGIC, severally and not jointly, as of the Closing Date that:

         (a) It has the power and authority to execute and deliver each of the Transaction Documents and all other documents and agreements contemplated hereby and thereby to which it is a party, as well as to carry out the terms hereof and thereof.

         (b) It has taken all necessary action, including but not limited to all requisite corporate action, to authorize the execution, delivery and performance of the Transaction Documents and all other documents and agreements contemplated hereby and thereby to which it is a party. When executed and delivered by it, each of the Transaction Documents to which it is a party will constitute its legal, valid and binding obligation enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) and, except to the extent that rights to indemnification and contribution may be unenforceable as against public policy.

         (c) All authorizations, licenses, permits, certificates, franchises, consents, approvals and undertakings which are required to be obtained by it under any applicable law (including, without limitation, state securities or "blue sky" laws) which are material to (i) the conduct of its business, (ii) the ownership, use, operation or maintenance of its properties, (iii) the execution, delivery and performance by it of its obligations to AGIC and the Noteholders under or in connection with the Transaction Documents and (iv) the distribution of the Notes, and the issuance of the Policy have been received, and all such authorizations, licenses, permits, certificates, franchises, consents, approvals and undertakings are in full force and effect.

         (d) Its execution, issuance, delivery of, and performance of its obligations under the Transaction Documents and any and all instruments or documents required to be executed or delivered pursuant to or in connection herewith or therewith were and are within its corporate


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powers and will not violate any provision of any law, regulation, decree or governmental authorization applicable to it, or its certificate of incorporation or by-laws, and will not violate or cause a default under any material provision of any material contract, agreement, mortgage, indenture or other undertaking to which it is a party or which is binding upon it or any of its property or assets, and will not result in the imposition or creation of any lien, charge, or encumbrance upon any of its properties or assets pursuant to the provisions of any such contract, agreement, mortgage, indenture or undertaking, other than as specifically set forth in any of the Transaction Documents.

         (e) Its execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by such agreements were not made
(i) in contemplation of its insolvency, (ii) with the intent to hinder, delay or defraud the Issuer, the Servicer, the Seller, Midland or any creditor of the Issuer, the Servicer, the Seller or Midland or (iii) after the commission of any act of insolvency by the Issuer, the Servicer, the Seller or Midland or (iv) without fair consideration. It is not possessed of assets or capital unreasonably small in value in relation to and after giving effect to (a) the Seller's transfer to the Issuer under the Receivables Sale Agreement, (b) the Issuer's grant of a security interest in the Trust Estate and other assets to the Trustee under the Indenture and (c) the consummation of the other transactions contemplated by the aforementioned agreements. It is not insolvent at the time of, and will not be rendered insolvent by virtue of, such transfers and transactions. By consummating the transactions contemplated by the aforementioned agreements, it does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they become due.

         (f) There are no legal, governmental or regulatory proceedings or investigations pending to which it is a party or of which any of its property is the subject, which if determined adversely to any of them would individually or in the aggregate have a material adverse effect on its performance of the Transaction Documents or the consummation of the transactions contemplated hereunder or thereunder; and to the best of its knowledge, no such proceedings or investigations are threatened or contemplated by Governmental Authorities or threatened or contemplated by others.

         (g) Each of the representations and warranties, as applicable, made by it in each of the Transaction Documents are true and correct in all material respects as of the date made or deemed made.

         (h) Each of the Issuer, the Servicer and Midland, severally and not jointly, represents and warrants that, as of the Closing Date, neither the Private Placement Memorandum nor any amendment thereof or supplement thereto (other than the AGIC Information and the Placement Agent Information) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

                                    COVENANTS


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         Section 4.01. Covenants of Midland individually and as Servicer.
Midland, individually and as Servicer, hereby covenants and agrees that during the term of this Insurance Agreement:

         (a) It shall not terminate (except in accordance with the terms thereof), amend, waive or otherwise modify the provisions of the Transaction Documents or any term or provision thereof, or the performance of any of the terms of any of the foregoing.

         (b) It shall furnish to AGIC a copy of each material certificate, report, statement, notice or other written communication furnished by or on behalf of it, to any of the Noteholders, the Trustee or the Rating Agency concurrently therewith, and furnish to AGIC promptly after receipt thereof, a copy of each notice, demand or other communication received by it from any of the Noteholders, the Trustee or the Rating Agency, in each case with respect to any of the Notes or the Transaction Documents.

         (c) It shall not fail to own 100% of the issued and outstanding shares of capital stock of the Issuer and the Seller.

         (d) It shall comply with each of the covenants, as applicable, made by it in each of the Transaction Documents.

         Section 4.02. Affirmative Covenants of the Issuer. The Issuer hereby covenants and agrees that during the term of this Insurance Agreement:

         (a) It will furnish to AGIC the following financial information regarding the Issuer:

                  (i) as soon as available, but in any event within 90 days after the end of each fiscal year, a copy of its balance sheets as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by Ernst & Young or other independent certified public accountants of nationally recognized standing;

                  (ii) as soon as available, but in any event not later than 45 days after the end of each quarterly period of each of its fiscal years, a copy of its unaudited balance sheet as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, certified by an authorized officer of the Servicer as being fairly stated in all respects when considered in relation to its financial statements (subject to normal year-end audit adjustments); and

                  (iii) From time to time, such other financial data relating to the Receivables as AGIC shall reasonably request;

all such financial statements to be complete and correct in all material respects and to be prepared in detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.


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         (b) It shall include in any offering document for the Notes only information concerning AGIC that is supplied or consented to in writing by AGIC expressly for inclusion therein.

         (c) It shall provide to AGIC such other information as AGIC may reasonably require.

         (d) It shall comply with each of the covenants made by it in each of the Transaction Documents.

         Section 4.03. Negative Covenants of the Issuer. The Issuer hereby covenants and agrees that during the term of this Insurance Agreement:

         (a) It shall not engage at any time in any business or business activity other than such activities expressly set forth in its certificate of incorporation delivered to AGIC on or prior to the Closing Date.

         (b) It shall not consent to amend its certificate of incorporation or by-laws without the prior written consent of AGIC.

         (c) It shall not, without the prior written consent of AGIC, consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, or permit any entity to merge into the Issuer or convey, transfer or lease its properties and assets substantially as an entirety to the Issuer;

         (d) It shall not:

                  (i) Fail to do all things necessary to maintain its existence separate and apart from Midland and any other Person, including, without limitation, holding regular meetings of its shareholders and Board of Directors and maintaining appropriate company books and records (including a current minute book);

                  (ii) Suffer any limitation on the authority of its own officers and directors to conduct its business and affairs in accordance with their independent business judgment or authorize or suffer any Person other than its own officers and directors to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporations's own officers and directors would customarily be responsible;

                  (iii) Fail to (A) maintain or cause to be maintained by an agent of the Issuer under the Issuer's control physical possession of all its books and records, (B) maintain capitalization reasonably adequate for the conduct of its business, (C) account for and manage all its liabilities separately from those of any other Person, including payment by it of all payroll, administrative expenses and taxes, if any, from its own assets, (D) segregate and identify separately all of its assets from those of any other Person as provided in the Indenture, (E) to the extent any such payments are made, pay its employees, officers and agents for services performed for the Issuer or
         (F) maintain a separately identifiable office space (which space may be located in the office building of Midland or an Affiliate);


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                  (iv) Except as may be provided in the Indenture (or similar agreements relating to other securitizations pursuant to which the Issuer has similar rights and obligations to those set forth in the Transaction Documents) commingle its funds with those of Midland or any Affiliate thereof or use its funds for other than the Issuer's uses; or

                  (v) Fail to adhere to each of the factual assumptions concerning entity separateness made by Squire, Sanders and Dempsey L.L.P., counsel for the Issuer in its legal opinion concerning non-consolidation delivered under Section 2.02(b)(iv) hereunder;

         (e) It shall not include in any offering document for the Notes any information concerning AGIC other than information that is supplied or consented to in writing by AGIC expressly for inclusion therein.


                                    ARTICLE V

                               FURTHER AGREEMENTS

         Section 5.01. Obligations Absolute. The obligations of the Issuer, the Servicer and Midland pursuant to this Insurance Agreement are absolute and unconditional and will be paid or performed strictly in accordance with the respective terms hereof, irrespective of:

         (a) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, the Indenture, the Policy or the Indemnification Agreement;

         (b) any amendment or waiver of, or consent to departure from the Indenture, the Policy or the Indemnification Agreement;

         (c) the existence of any claim, set off, defense or other rights it may have at any time against the Trustee, any beneficiary or any transferee of the Policy (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), AGIC or any other person or entity whether in connection with the Policy, the Transaction Documents or any unrelated transactions;

         (d) any statement or any other document presented under the Policy (including any Notice for Payment) proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

         (e) the inaccuracy or alleged inaccuracy of any Monthly Servicer Report or Notice for Payment upon which any drawing under the Policy is based;

         (f) payment by AGIC under the Policy against presentation of a draft or certificate which does not comply with the terms of the relevant Policy, provided that such payment shall not have constituted gross negligence or willful misconduct of AGIC;

         (g) the bankruptcy or insolvency of AGIC, the Issuer, any other party or the Trust Estate;

         (h) any default or alleged default of AGIC under the Policy (other than any payment default by AGIC under the Policy);

         (i) any defense based upon the failure of the Issuer or the Trust Estate to receive all or part of the proceeds of the sale of the Notes or of the Servicer to receive any or all of the servicing fee or other compensation required under the Indenture or otherwise, or any nonapplication or misapplication of the proceeds of any drawing upon the Policy; and

         (j) any other circumstance or happening whatsoever, provided that the same shall not have constituted gross negligence or willful misconduct of AGIC.

         Section 5.02. Reinsurance. AGIC shall have the right to give participation in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy, provided that AGIC agrees that any such disposition will not alter or affect in any way whatsoever AGIC's direct obligations hereunder and under the Policy, and provided further that any reinsurer or participant will not have any rights against the Trust Estate, the Issuer, the Servicer, Midland, any Noteholders, or the Trustee and that the Trust Estate, the Issuer, the Servicer, Midland, the Noteholders, or the Trustee shall have no obligation to have any communication or relationship whatsoever with any reinsurer or participate in order to enforce the obligations of AGIC hereunder and under the Policy. None of the Issuer, the Servicer or Midland may assign its obligations under this Insurance Agreement without the prior written consent of AGIC, such consent not to be unreasonably withheld.

         Section 5.03. Liability of AGIC. Each of the Issuer, the Servicer and Midland agree that neither AGIC, nor any of its officers, directors or employees shall be liable or responsible for (except to the extent of its own gross negligence or willful misconduct): (a) the use which may be made of the Policy by or for any acts or omissions of another Person in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of any documents delivered to AGIC, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, AGIC may accept documents that appear on their face to be in order, without responsibility for further investigation.

         Section 5.04. Successor Servicer. Any Successor Servicer, including the Backup Servicer, by accepting its appointment pursuant to the Indenture, (a) shall agree to be bound by the terms, covenants and conditions contained herein applicable to the Servicer and subject to the duties and obligations of the Servicer hereunder (other than the covenants set forth in Sections 4.01(a) and (c)), (b) as of the date of its acceptance, shall be deemed to have made with respect to itself the representations and warranties made by the Servicer in this Insurance Agreement to the extent applicable (other than the representations and warranties set forth in Sections 3.01(c)(iv), (e) and (h)), and (c) shall agree to indemnify and hold harmless AGIC from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which AGIC may incur (or which may be claimed against AGIC) by reason of the negligence or willful misconduct of the Successor Servicer in exercising its powers and carrying out its obligations as

Servicer under the Indenture. No such appointment shall make the successor Servicer responsible with respect to any liabilities of the outgoing Servicer incurred prior to such appointment or for any acts, omissions or misrepresentations of such outgoing Servicer.

         Section 5.05. Fees and Expenses. (a) The Issuer agrees to pay all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel and accountants) incurred by AGIC in connection with the negotiation, preparation, execution and delivery of the Private Placement Memorandum, the Transaction Documents and all other documents, instruments and agreements delivered with respect thereto, and all Rating Agency fees incurred by AGIC in connection with the initial issuance of the Notes, in all cases in accordance with the terms of, and subject to the limitations set forth in, the Premium Letter. AGIC's attorney's fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Private Placement Memorandum, the Transaction Documents and all other documents, instruments and agreements delivered with respect thereto shall be payable (i) on the Closing Date upon the presentation of an invoice for any such fees, costs and expenses and (ii) at any time thereafter, promptly upon presentation of an invoice for any such fees, costs and expenses.

         (b) Midland agrees to pay all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel and accountants) incurred by AGIC in connection with the amendment, modification, waiver or any similar action and/or the enforcement against the Issuer, the Servicer or Midland, as the case may be, of AGIC's rights against any of them under this Insurance Agreement, the Policy, the Indenture, the Indemnification Agreement or any of the other Transaction Documents.


                                   ARTICLE VI

                                    REMEDIES

         Section 6.01. Remedies. Upon the occurrence of an Event of Default or a Servicer Default under the Indenture, AGIC shall have the rights and remedies available to the "Note Insurer" under the Indenture.


                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.01. Amendments, Etc. No amendment or waiver of any provision of this Insurance Agreement, nor consent to any departure therefrom, shall in any event be effective unless in writing and signed by all of the parties hereto, with written notice thereof to the Rating Agency; provided that any waiver so granted shall extend only to the specific event of occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

         Section 7.02. Notices. Except to the extent otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if sent by mail, certified or registered, return receipt requested) or facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when sent, addressed as follows or to such other address or facsimile number as set forth in a written notice delivered by a party to each other party hereto:

         If to Midland or the Servicer:

         Midland Credit Management, Inc.
         500 West First Street
         Hutchinson, Kansas 67504
         Attention:  Gregory C. Meridith, Secretary
         Telephone: (800) 759-0327
         Facsimile:   (316) 663-1123

         With a copy to:
         Squire, Sanders & Dempsey L.L.P.
         Two Renaissance Square
         40 North Central Avenue, Suite 2700
         Phoenix, Arizona  85004
         Attention: Timothy Moser
         Telephone:  (602) 744-6222
         Facsimile:    (602) 253-8129

         If to the Issuer:

         Midland Receivables 99-1 Corporation
         3219 Inverness Road
         Hutchinson, Kansas 67502
         Attention:  Secretary

         With a copy to:
         Squire, Sanders & Dempsey L.L.P.
         Two Renaissance Square
         40 North Central Avenue, Suite 2700
         Phoenix, Arizona  85004
         Attention: Timothy Moser
         Telephone:  (602) 744-6222
         Facsimile:    (602) 253-8129

         If to AGIC:

         Asset Guaranty Insurance Company
         335 Madison Avenue
         New York, NY  10017

         Attention:  Chief Risk Officer
         Telephone:  (212) 983-5859
         Facsimile:   (212) 682-5377

         If to the Backup Servicer:

         Norwest Bank Minnesota, National Association
         Sixth Street and Marquette Avenue,
         MAC N9311-161
         Minneapolis, Minnesota 55479
         Attention: Corporate Trust Services/Asset-Backed Administration
         Telephone:  (612) 667-8058
         Facsimile:   (612) 667-3539

         Section 7.03. No Waiver; Remedies and Severability. No failure on the part of AGIC to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by AGIC hereunder is unavailable or unenforceable shall not affect in any way the ability of AGIC to pursue any other remedy available to it. In the event any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 7.04. Payments. (a) All payments to AGIC hereunder shall be made in lawful currency of the United States and in immediately available funds and except for payments required to be made pursuant to Sections 2.04 hereof, shall be made prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer to:

                                    Chase Manhattan Bank
                                    ABA#:
                                    Account #:
                                    Credit: Asset Guaranty Insurance Company
                                    Re:  Policy No.: FANI-0207-00014-NY

or to such other office or account as AGIC may direct. Payments received by AGIC after 2:00 p.m. (New York City time) shall be deemed to have been received on the next succeeding Business Day, and such extension of time shall be included in computing interest, commissions or fees, if any, in connection with such payment.

         (b) Whenever any payment under this Insurance Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest, commissions or fees, if any, in connection with such payment.

         (c) Unless otherwise specified herein, AGIC shall be entitled to interest on all amounts owed to AGIC under this Insurance Agreement, together with interest on any and all amounts remaining unpaid (to the extent permitted by law, if in respect of any unpaid amounts representing interest) from the date such amounts become due until paid in full (after as well as before judgment), at a rate of interest equal to the Prime Rate from time to time in effect plus 1.0%.

         SECTION 7.05. GOVERNING LAW AND JURY TRIAL WAIVER. THIS INSURANCE AGREEMENT SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INSURANCE AGREEMENT, THE POLICY OR ANY TRANSACTION CONTEMPLATED HEREBY, THEREBY OR BY THE INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.

         Section 7.06. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

         Section 7.07. Paragraph Headings, Etc. The headings of paragraphs contained in this Insurance Agreement are provided for convenience only. They form in no part of this Insurance Agreement and shall not affect its construction or interpretation.

         Section 7.08. No Petition. None of Midland, the Servicer, the Backup Servicer or AGIC will institute against, or join any other Person in instituting against, the Issuer or the Trust Estate any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after satisfaction of all of the Issuer's payment obligations under the Notes, the Premium Letter and the Reimbursement Obligations. The provisions of this Section
7.08 shall survive the termination of this Insurance Agreement.



                                          [Insurance Agreement - signature page]

         IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

                                   ASSET GUARANTY INSURANCE COMPANY


                                            By: ________________________________
                                            Name:
                                            Title:

                                   MIDLAND RECEIVABLES 99-1 CORPORATION


                                            By: ________________________________
                                            Name:
                                            Title:


                                   MIDLAND CREDIT MANAGEMENT, INC.,
                                       individually and as Servicer


                                            By: ________________________________
                                            Name:
                                            Title:


                                   NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION, not in its individual capacity, but solely as Trustee and as Backup Servicer


                                            By: ________________________________
                                            Name:
                                            Title: